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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
March 10, 2004

Commission file number 001-09913

KINETIC CONCEPTS, INC.
(Exact name of registrant as specified in its charter)

Texas (State of Incorporation)	74-1891727 (I.R.S. Employer Identification No.)

8023 Vantage Drive
San Antonio, Texas 78230
Telephone Number: (210) 524-9000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Item 5. Other Events.

        On March 10, 2004, Kinetic Concepts, Inc. issued a press release announcing that it is offering all holders of its 7 3/8% Senior Subordinated Notes due 2013 the opportunity to exchange their notes for a new issue of notes pursuant to a registration rights agreement and a Registration Statement on Form S-4 declared effective on March 2, 2004 by the Securities and Exchange Commission. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 7. Financial Statements and Exhibits

(c) Exhibit

99.1
Kinetic Concepts, Inc. press release dated March 10, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINETIC CONCEPTS, INC. (REGISTRANT)
Date: March 10, 2004	By:	/s/ TERESA A. JOHNSON Teresa A. Johnson Vice President, Accounting and Finance

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SIGNATURES